Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter Fiscal 2021 Financial Results
Achieves Record Quarterly Sales of $347.4 Million
Reports Earnings per Diluted Share of $1.03
Reports Non-GAAP Adjusted Earnings per Diluted Share of $1.19
DULUTH, Georgia, November 4, 2021 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter ended October 1, 2021.
Third Quarter Fiscal 2021 Highlights
•Sales increased 33.3% to $347.4 million, compared to $260.7 million in the same period last fiscal year
•Gross margin decreased 90 basis points to 33.4%, compared to 34.3% in the same period last fiscal year; non-GAAP adjusted gross margin decreased 70 basis points to 33.8% compared to 34.5% in the same period last fiscal year
•Net income attributable to FOX stockholders was $43.8 million, or 12.6% of sales and $1.03 of earnings per diluted share, compared to $38.0 million, or 14.6% of sales and $0.90 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $50.5 million, or $1.19 of non-GAAP adjusted earnings per diluted share, compared to $45.4 million, or $1.07 of non-GAAP adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $72.8 million, or 21.0% of sales, compared to $60.1 million, or 23.1% of sales in the same period last fiscal year
"Through sheer perseverance FOX's global team has delivered a fifth consecutive record revenue quarter, despite the disruptive impact of the pandemic on global supply chains, inflation, and labor availability,” commented Mike Dennison, FOX’s Chief Executive Officer. “I am very proud of our team members who continue to exemplify dedication and commitment to our customers by exceeding expectations and strengthening our brand during this unprecedented operating environment."
Sales for the third quarter of fiscal 2021 were $347.4 million, an increase of 33.3% as compared to sales of $260.7 million in the third quarter of fiscal 2020. This increase reflects a 48.1% increase in Specialty Sports Group sales and a 22.8% increase in Powered Vehicles Group sales. The increase in Specialty Sports Group sales is driven by continued strong demand in the original equipment manufacturer ("OEM") channel along with excellent execution by our team in meeting such demand. The increase in Powered Vehicles Group sales is primarily due to strong performance in our upfitting product lines, as well as increased demand in both the OEM and aftermarket channels.
Gross margin was 33.4% for the third quarter of fiscal 2021, a 90 basis point decrease from gross margin of 34.3% in the third quarter of fiscal 2020. Non-GAAP adjusted gross margin decreased 70 basis points to 33.8% from the same prior fiscal year period, excluding the effects of strategic transformation and the amortization of acquired inventory valuation markup. The decrease in gross margin was primarily driven by supply chain related costs, including increased prices for raw materials and higher freight costs. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses were $60.8 million for the third quarter of fiscal 2021, compared to $43.9 million in the third quarter of fiscal 2020. Operating expenses increased by $16.8 million primarily due to higher employee related costs, higher commission costs, and higher investments to right size our administrative support functions. As a percentage of sales, operating expenses were 17.5% for the third quarter of fiscal 2021, compared to 16.8% in the third quarter of fiscal 2020. Non-GAAP operating expenses were $53.8 million, or 15.5% of sales, in the third quarter of fiscal 2021, compared to $36.4 million, or 14.0% of sales, in the third quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 18.2% in the third quarter of fiscal 2021, compared to an effective tax rate of 12.5% in the third quarter of fiscal 2020 primarily due to lower tax benefits on stock-based compensation.
Net income attributable to FOX stockholders in the third quarter of fiscal 2021 was $43.8 million, compared to $38.0 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2021 were $1.03, compared to earnings per diluted share of $0.90 for the third quarter of fiscal 2020.
Non-GAAP adjusted net income was $50.5 million, or $1.19 of adjusted earnings per diluted share, compared to adjusted net income of $45.4 million, or $1.07 of adjusted earnings per diluted share, in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the third quarter of fiscal 2021 was $72.8 million, compared to $60.1 million in the third quarter of fiscal 2020. Adjusted EBITDA margin in the third quarter of fiscal 2021 was 21.0%, compared to 23.1% in the third quarter of fiscal 2020. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
First Nine Months Fiscal 2021 Results
Sales for the nine months ended October 1, 2021 were $956.7 million, an increase of 52.3% compared to the first nine months in fiscal 2020. Sales of Specialty Sports products and Powered Vehicle products increased 62.7% and 45.2%, respectively, for the first nine months of fiscal 2021 compared to the prior year fiscal period. The increase in Specialty Sports Group sales is driven by increased demand, primarily in OEM channel. The increase in Powered Vehicle Group sales is primarily due to increased demand in the aftermarket channel, including strong performance from our upfitting product lines, and the inclusion of a full nine months of revenues from our SCA subsidiary. Additionally, our prior fiscal year period includes the impact of shutdowns at a majority of our OEM partners due to the COVID-19 pandemic.
Gross margin was 34.0% in the first nine months of fiscal 2021, a 120 basis point increase, compared to gross margin of 32.8% in the first nine months of fiscal 2020. On a non-GAAP basis, adjusted gross margin increased 120 basis points, excluding the effects of strategic transformation and the amortization of acquired inventory valuation markup. The increase in gross margin for the first nine months of fiscal 2021 was primarily due to higher volume sales in our Specialty Sports Group and the strong performance of our upfitting product lines, as well as favorable product and channel mix. Additionally, our gross margin for the first nine months of the prior fiscal year period was negatively impacted by incremental costs related to the COVID-19 pandemic. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Net income attributable to FOX stockholders in the first nine months of fiscal 2021 was $126.1 million, compared to $58.9 million in the first nine months of the prior fiscal year. Earnings per diluted share for the first nine months of fiscal 2021 was $2.98, compared to $1.46 in the same period of fiscal 2020.
Non-GAAP adjusted net income in the first nine months of fiscal 2021 was $146.0 million, or $3.45 of adjusted earnings per diluted share, compared to $85.6 million, or $2.12 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $202.9 million in the first nine months of fiscal 2021, compared to $125.1 million in the first nine months of fiscal 2020. Adjusted EBITDA margin increased to 21.2% in the first nine months of fiscal 2021, compared to 19.9% in the first nine months of fiscal 2020. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Balance Sheet Highlights
As of October 1, 2021, the Company had cash and cash equivalents of $319.3 million compared to $245.8 million as of January 1, 2021. Inventory was $246.2 million as of October 1, 2021, compared to $127.1 million as of January 1, 2021. As of October 1, 2021, accounts receivable and accounts payable were $159.5 million and $156.5 million, respectively, compared to $121.2 million and $92.4 million, respectively, as of January 1, 2021. The increase in inventory is primarily due to additional raw materials purchases to mitigate risks associated with supply chain uncertainty. The changes in accounts receivable and accounts payable reflect business growth as well as the timing of vendor payments. Prepaids and other current assets were $54.0 million as of October 1, 2021, compared to $87.9 million as of January 1, 2021. Accrued expenses were $98.4 million as of October 1, 2021, compared to $59.4 million as of January 1, 2021. Property, plant and equipment, net increased to $183.7 million as of October 1, 2021, compared to $163.3 million as of January 1, 2021, reflecting capital expenditures of $40.0 million for the nine months ended October 1, 2021.
Fiscal 2021 Guidance
For the fourth quarter of fiscal 2021, the Company expects sales in the range of $315 million to $335 million and non-GAAP adjusted earnings per diluted share in the range of $0.90 to $1.10.
For the fiscal year 2021, the Company expects sales in the range of $1,272 million to $1,292 million and non-GAAP adjusted earnings per diluted share in the range of $4.35 to $4.55. We expect our full year effective tax rate to be on the lower end of our previously guided range of 15.0% to 19.0%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2021 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (877) 876-9176, and international listeners may dial (785) 424-1670; the conference ID is FOXFQ321 or 36937321. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs. FOX defines non-GAAP adjusted net income as net income attributable to FOX stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of	As of
	October 1,	January 1
	2021	2021

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$319,342	$245,764
Accounts receivable (net of allowances of $929 and $663 at October 1, 2021 and January 1, 2021, respectively)	159,456	121,194
Inventory	246,185	127,091
Prepaids and other current assets	53,962	87,920
Total current assets	778,945	581,969
Property, plant and equipment, net	183,695	163,288
Lease right-of-use assets	34,976	26,148
Deferred tax assets	18,667	19,362
Goodwill	299,802	289,349
Intangibles, net	195,252	204,491
Other assets	2,192	1,954
Total assets	$1,513,529	$1,286,561
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$156,504	$92,403
Accrued expenses	98,384	59,391
Reserve for uncertain tax positions	—	1,095
Current portion of long-term debt	15,000	12,500
Total current liabilities	269,888	165,389
Line of credit	—	—
Long-term debt, less current portion	365,615	377,088
Other liabilities	27,986	24,913
Total liabilities	663,489	567,390
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of October 1, 2021 and January 1, 2021	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,994 shares issued and 42,104 outstanding as of October 1, 2021; 42,692 shares issued and 41,802 outstanding as of January 1, 2021	42	42
Additional paid-in capital	340,468	336,834
Treasury stock, at cost; 890 common shares as of October 1, 2021 and January 1, 2021	(13,754)	(13,754)
Accumulated other comprehensive income	2,219	1,068
Retained earnings	521,065	394,981
Total stockholders’ equity	850,040	719,171
Total liabilities and stockholders’ equity	$1,513,529	$1,286,561

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the nine months ended
	October 1,	October 2,	October 1,	October 2,
	2021	2020	2021	2020
Sales	$347,435	$260,700	$956,735	$628,163
Cost of sales	231,417	171,226	631,705	422,088
Gross profit	116,018	89,474	325,030	206,075
Operating expenses:
Sales and marketing	17,517	13,667	52,215	38,291
Research and development	12,318	8,514	33,410	24,779
General and administrative	25,614	16,463	70,209	53,443
Amortization of purchased intangibles	5,320	5,277	15,368	13,084
Total operating expenses	60,769	43,921	171,202	129,597
Income from operations	55,249	45,553	153,828	76,478
Interest and other expense, net:
Interest expense	1,849	2,291	6,351	7,030
Other (income) expense	(187)	(189)	855	(57)
Interest and other expense, net	1,662	2,102	7,206	6,973
Income before income taxes	53,587	43,451	146,622	69,505
Provision for income taxes	9,764	5,431	20,538	9,555
Net income	43,823	38,020	126,084	59,950
Less: net income attributable to non-controlling interest	—	—	—	1,072
Net income attributable to FOX stockholders	$43,823	$38,020	$126,084	$58,878
Earnings per share:
Basic	$1.04	$0.91	$3.00	$1.48
Diluted	$1.03	$0.90	$2.98	$1.46
Weighted-average shares used to compute earnings per share:
Basic	42,097	41,616	41,992	39,726
Diluted	42,363	42,206	42,357	40,314

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and nine months ended October 1, 2021 and October 2, 2020. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 1,	October 2,	October 1,	October 2,
	2021	2020	2021	2020
Net income attributable to FOX stockholders	$43,823	$38,020	$126,084	$58,878
Amortization of purchased intangibles	5,320	5,277	15,368	13,084
Patent litigation-related expenses	230	484	698	1,627
Other acquisition and integration-related expenses (1)	1,370	1,567	4,522	13,944
Strategic transformation costs (2)	1,282	622	2,571	2,322
Tax impacts of reconciling items above (3)	(1,519)	(613)	(3,251)	(4,258)
Non-GAAP adjusted net income	$50,506	$45,357	$145,992	$85,597

Non-GAAP adjusted EPS
Basic	$1.20	$1.09	$3.48	$2.15
Diluted	$1.19	$1.07	$3.45	$2.12

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	42,097	41,616	41,992	39,726
Diluted	42,363	42,206	42,357	40,314
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended October 1, 2021, $1,282 and $2,571 is classified as cost of sales, respectively. For the three and nine month periods ended October 2, 2020, $144 and $965 is classified as operating expenses, respectively, and $478 and $1,357 is classified as cost of sales, respectively.
(3) Tax impact calculated based on the respective year to date effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended October 1, 2021 and October 2, 2020. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 1,	October 2,	October 1,	October 2,
	2021	2020	2021	2020
Net income	$43,823	$38,020	$126,084	$59,950
Provision for income taxes	9,764	5,431	20,538	9,555
Depreciation and amortization	10,875	9,709	31,906	24,739
Non-cash stock-based compensation	3,986	2,362	9,854	6,360
Patent litigation-related expenses	230	484	698	1,627
Other acquisition and integration-related expenses (1)	1,210	1,409	4,041	13,570
Strategic transformation costs (2)	1,282	622	2,571	2,322
Interest and other expense, net	1,662	2,102	7,206	6,973
Adjusted EBITDA	$72,832	$60,139	$202,898	$125,096

Net Income Margin	12.6%	14.6%	13.2%	9.5%

Adjusted EBITDA Margin	21.0%	23.1%	21.2%	19.9%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $160 and $481 in stock-based compensation for the three and nine month periods ended October 1, 2021, respectively, and $158 and $373 in stock-based compensation for the three and nine month periods ended October 2, 2020, respectively, as well as the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended October 1, 2021, $1,282 and $2,571 is classified as cost of sales, respectively. For the three and nine month periods ended October 2, 2020, $144 and $965 is classified as operating expenses, respectively, and $478 and $1,357 is classified as cost of sales, respectively.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and nine months ended October 1, 2021 and October 2, 2020, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 1,	October 2,	October 1,	October 2,
	2021	2020	2021	2020
Sales	$347,435	$260,700	$956,735	$628,163

Gross Profit	$116,018	$89,474	$325,030	$206,075
Strategic transformation costs (1)	1,282	478	2,571	1,357
Amortization of acquired inventory valuation markup (2)	—	—	—	60
Non-GAAP Adjusted Gross Profit	$117,300	$89,952	$327,601	$207,492

Gross Margin	33.4%	34.3%	34.0%	32.8%

Non-GAAP Adjusted Gross Margin	33.8%	34.5%	34.2%	33.0%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(2) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2020 acquisition of SCA.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and nine months ended October 1, 2021 and October 2, 2020. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 1,	October 2,	October 1,	October 2,
	2021	2020	2021	2020
Sales	$347,435	$260,700	$956,735	$628,163

Operating Expense	$60,769	$43,921	$171,202	$129,597
Amortization of purchased intangibles	(5,320)	(5,277)	(15,368)	(13,084)
Patent litigation-related expenses	(230)	(484)	(698)	(1,627)
Other acquisition and integration-related expenses (1)	(1,370)	(1,567)	(4,522)	(13,884)
Strategic transformation costs (2)	—	(144)	—	(965)
Non-GAAP operating expense	$53,849	$36,449	$150,614	$100,037

Operating expense as a percentage of sales	17.5%	16.8%	17.9%	20.6%

Non-GAAP operating expense as a percentage of sales	15.5%	14.0%	15.7%	15.9%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended January 1, 2021 and filed with the Securities and Exchange Commission on February 25, 2021, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Fox Factory Holding Corp.
Vivek Bhakuni
Director of Investor Relations and Business Development
706-471-5241
vbhakuni@ridefox.com